SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2005 (March 1, 2005)

KEY ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive
Midland, Texas  79705
(Address and Zip Code of Principal Executive Offices)

432/620-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective March 1, 2005, Key Energy Services, Inc. (the “Company”) entered into an employment agreement with William M. Austin (the “Agreement”) pursuant to which Mr. Austin will serve as the Company’s Senior Vice President and Chief Financial Officer.  The Agreement is for a three-year term and thereafter for successive one-year terms unless terminated at least ninety (90) days prior to the commencement of an extension term.  The Agreement provides for an annual salary of $400,000, which can be increased but not decreased.   Mr. Austin is eligible for additional annual incentive bonus of up to 100% of his base salary and is guaranteed an additional bonus under the Company’s cash performance compensation plans of the greater of the amount provided under such plans or $200,000 with respect to January through July 2005; provided that Mr. Austin is employed by the Company on such date.  Mr. Austin shall also receive comprehensive medical and dental plans available to the Company’s senior management pursuant to which all medical and dental expenses incurred by him, his spouse and his children will be reimbursed by the Company, through insurance or, in the absence of insurance, directly by the Company, so that Mr. Austin has no out-of-pocket cost with respect to such expenses.

If, during the term of his employment agreement, Mr. Austin is terminated by the Company for any reason other than for Cause, or if he terminates his employment for Good Reason or following a Change in Control (as defined in the Agreement) of the Company, he will be entitled to (i) severance compensation equal to two (2) times his annual base compensation in effect at the time of termination payable in equal installments over a 24-month period following termination, and (ii) medical benefits for a two (2) year period post termination.  The foregoing severance amount shall be reduced to one (1) times his base salary if the termination is a result of non-renewal by the Company of his employment after the initial three-year term.  In addition, if termination results from a Change in Control of the Company, severance compensation will be increased to three (3) times his annual salary and will be payable in a lump sum on the date of termination.  Also, if Mr. Austin is subject to the tax imposed by Section 4999 of the Internal Revenue Code, the Company has agreed to reimburse him for such tax on an after-tax basis; however, Mr. Austin has agreed to a reduction of up to 10% of the value he would receive if that would avoid the imposition of such tax, but he will be grossed-up for the excise tax if that amount of reduction would not be sufficient.

The Agreement provides for a non-compete and non-solicitation of employees and clients for the applicable severance period or twelve (12) months when no severance is owed.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.

10.1         William M. Austin Employment Agreement dated as of March 1, 2005 between William M. Austin and Key Energy Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: March 7, 2005	By:	/s/ Richard J. Alario
Richard J. Alario
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	William M. Austin Employment Agreement dated as of March 1, 2005 between William M. Austin and Key Energy Services, Inc.